Exhibit 10.10


                                                                 August 26, 1997

Via Facsimile

Ernest S. Malas
Miracle Car Wash
1458 Park Avenue West
Mansfield, Ohio  44906

Dear Ernie:

         This letter confirms our agreement that Precision Auto Care, Inc. ("PAC") and you will enter into a three (3) year consulting agreement commencing on and contingent upon the closing of PAC's initial public offering and the closing under the Plan of Reorganization and Agreement for Share Exchange Offers by November 14, 1997.

         Under the consulting agreement, you will be required to devote your full time attention to assisting PAC in business development activities and relationships with its manufacturing distributors.

         For your services as a consultant, you will be paid consulting fees of $10,000 per month and will be eligible for bonuses under a plan similar to the bonus plan applicable to senior vice presidents of PAC.

         Under the consulting agreement, you will be required to maintain the confidentiality of confidential information of PAC and will be prohibited from competing with PAC anywhere in the United States during the term of the consulting agreement and for a period of two years thereafter.

         The consulting agreement will provide you a severance benefit equal to 18 months of consulting fees in the event that the consulting agreement is terminated by PAC other than for "cause" or by you for "good reason" as those terms will be defined in the severance plan applicable to senior vice presidents of PAC.


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Ernest S. Malas
August 26, 1997
Page 2

         By executing this letter, you and PAC agree to negotiate and execute a definitive form of the consulting agreement embodying the foregoing terms and such other terms as are customary in a consulting agreement of this nature.

                                                     Very truly yours,


                                                     John F. Ripley


Accepted and Agreed
this ______ day of August, 1997.


________________________________
Ernest S. Malas